Exhibit 24.1

POWER OF ATTORNEY

Dated: November 28, 2016

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip D. Green and Jerry Salinas, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-3 of Cullen/Frost Bankers, Inc. and any and all amendments (including pre-effective and post-effective amendments thereto and any registration statement on Form S-3 filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act) and to file the same, with the exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the foregoing as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Form S-3 has been signed by the following persons in the capacities and on the date first written above.

Signature	Title

/s/ R. Denny Alexander R. Denny Alexander	Director

/s/ Carlos Alvarez Carlos Alvarez	Director

/s/ Chris Avery Chris Avery	Director

/s/ Royce S. Caldwell Royce S. Caldwell	Director

/s/ Crawford H. Edwards Crawford H. Edwards	Director

/s/ Ruben M. Escobedo Ruben M. Escobedo	Director

/s/ Patrick B. Frost Patrick B. Frost	Director

/s/ David J. Haemisegger David J. Haemisegger	Director

/s/ Karen E. Jennings Karen E. Jennings	Director

/s/ Richard M. Kleberg, III Richard M. Kleberg, III	Director

/s/ Charles W. Matthews Charles W. Matthews	Director

/s/ Ida Clement Steen Ida Clement Steen	Director

/s/ Horace Wilkins, Jr. Horace Wilkins, Jr.	Director

/s/ Jack Wood Jack Wood	Director